                                                                    Exhibit 10.5

THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH NOTE, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                               WEBSIDESTORY, INC.

                                   SENIOR NOTE

$_________                                                      February 1, 2006

          FOR VALUE RECEIVED, WEBSIDESTORY, INC., a Delaware corporation, having its principal office at 10182 Telesis Court, 6th Floor, San Diego, California, 92121 (the "Company"), hereby unconditionally promises to pay to ____________________ (including any permitted transferee hereunder, the "Holder") on August 1, 2007 (the "Maturity Date") the principal sum of ___________________ DOLLARS ($_________), together with any and all accrued but unpaid interest on the unpaid principal amount of this Note as provided in
Section 1.2 hereof. This Note is one of a series of Notes (together, the "Notes") initially being issued pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 1, 2006 by and among the Company, VS Acquisition, LLC, Visual Sciences, LLC and Ned Scherer (the "Merger Agreement") as part of the consideration payable to the Holder pursuant to the Merger Agreement. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in Article IV hereof.

                                    ARTICLE I
                             PRINCIPAL AND INTEREST

          Section 1.1 Principal. Unless earlier (i) paid in full prior to the Maturity Date in accordance with the terms of Section 1.3 hereof, (ii) paid in full prior to the Maturity Date in accordance with the terms of Section 1.4 hereof, or (iii) paid in full prior to the Maturity Date in accordance with the terms of Section 1.5 hereof, the entire outstanding principal amount of this Note, together with any and all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.2 Interest. Interest shall accrue on the daily unpaid principal amount of this Note, for each day during the period from and including the date hereof (the "Commencement Date") to but excluding the date such Note shall be paid in full, at a rate of 4.0% per annum (the "Interest Rate"), compounded daily. Interest on this Note shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed as provided herein.

          Section 1.3 Demand for Repayment Prior to Maturity. At any time after the first to occur of (i) April 1, 2007 and (ii) the consummation by the Company of a Subsequent Offering that generates at least $20.0 million in net cash proceeds to the Company, the Holder may, upon not less than five (5) Business Days' prior written notice to the Company, demand the repayment of the entire outstanding principal amount of this Note and any and all accrued but unpaid interest thereon. In the event of any such demand, the Company shall pay to the Holder the entire outstanding principal amount of this Note and any and all accrued but unpaid interest thereon, on the fifth (5th) Business Day (such date, the "Demand Repayment Date") following the Company's receipt of such repayment demand notice. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.4 Mandatory Prepayment. In the event the Company incurs any Indebtedness (other than Permitted Indebtedness) which ranks senior to or pari passu with the priority of payment attributable to the indebtedness owing under this Note, unless the Holder consents to the incurrence of such Indebtedness, the Company shall prepay in full the outstanding principal amount of this Note and any and all accrued but unpaid interest thereon prior to or concurrently with the closing of the transactions under which the evidences of Indebtedness are issued (such date, the "Mandatory Prepayment Date"). On the Mandatory Prepayment Date, in exchange for this Note, the Company shall pay to the Holder the full outstanding principal amount of this Note and any and all accrued but unpaid interest thereon. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.5 Optional Prepayment. The Company may prepay, in whole or in part, the outstanding principal amount of this Note and/or any and all accrued but unpaid interest thereon, at any time without premium or penalty. Concurrently with the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

          Section 1.6 Notes identical; Ranking of Note. The terms of all Notes are and will be identical except as to the name of the holder, the original principal amount and the date of issuance thereof. The indebtedness evidenced by this Note shall rank pari passu in right of payment with all other Notes.

                                   ARTICLE II
                       PAYMENTS; REGISTRATION AND TRANSFER

          Section 2.1 Payments Generally. All payments of principal and interest to be made by the Company in respect of this Note shall be made to the Holder in Dollars by delivery of a Company check or by wire transfer in immediately available funds not later than 12:00 p.m. California time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be instead the next succeeding Business Day. Payments shall be credited first to the accrued but unpaid interest under this Note and the remainder applied to outstanding principal under this Note.

          Section 2.2 Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

          Section 2.3 Registration, etc. The Company shall maintain at its principal office a register with respect to the Note and shall record therein the name and address of the registered Holder thereof, to which notices are to be sent and the address to which payments are to be made as designated by the registered Holder if other than the address of such Holder, and the particulars of all transfers, exchanges and replacements of the Note. The Company shall record on such register any and all transfers of the Note by or for the registered Holder, in form reasonably satisfactory to the Company, in order to maintain an accurate record of the Holder thereof. Each Note, whether issued originally or upon transfer, exchange or replacement, shall be registered in the Company's register on the date of execution thereof by the Company. The registered Holder of the Note shall be that Person in whose name the Note has been so registered by the Company. The registered Holder shall be deemed the owner of this Note for all purposes.

          Section 2.4 Transfers of this Note. Subject to the Holder's compliance with all applicable state and Federal securities laws, this Note may be transferred in whole (but not in part), upon ten (10) days' prior written notice by the Holder to the Company of such proposed transfer, to any Person that (i) does not compete with the Company Business, (ii) does not beneficially own, directly or indirectly, more than 5% of any class of any debt or equity investment in any Person that competes with the Company Business, and (iii) is an "accredited investor," as defined under Rule 501(a) promulgated under the Securities Act of 1933, as amended. The Holder shall pay any and all transfer taxes and other governmental charges imposed on any such transfer.

          Section 2.5 Holder Representations. Holder specifically represents and warrants to the Company, by acceptance of this Note, as follows:

               (i) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Note. The Holder is acquiring this Note for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

               (ii) The Holder understands that this Note has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder's investment intent as expressed herein.

               (iii) The Holder further understands that this Note must be held indefinitely unless subsequently registered under the Securities Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Securities Act.

               (iv) The Holder is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act.

               (v) The Holder acknowledges and agrees that this Note is a "restricted security" under the Securities Act, and that such security may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom.

          Section 2.7 Legends. This Note, and any note issued in exchange, substitution or replacement of this Note, will bear the following legend:

               "THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH NOTE, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS NOTE REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

In addition, all such certificates shall bear any legend(s) required under applicable state or foreign securities laws.

                                   ARTICLE III
                                EVENTS OF DEFAULT

          Section 3.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reasons for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment of the outstanding principal amount of this Note and/or any accrued but unpaid interest thereon at the Mandatory Prepayment Date, the Demand Repayment Date, or the Maturity Date, and such default shall not have been cured within five (5) days after notice thereof from Holder to the Company; or

               (ii) the failure by the Company to perform any of its other obligations under this Note and such failure continues for twenty (20) days after written notice to the Company describing in reasonable detail the Company's failure to perform any such obligation; or

               (iii) the Company makes an assignment for the benefit of creditors or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company, or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or (B) such petition, application or proceeding is not dismissed within 60 days.

          Section 3.2 Acceleration of Note. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount of this Note (including any and all accrued but unpaid interest thereon) to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such outstanding principal amount and accrued interest shall become immediately due and payable. At any time after the outstanding principal amount and accrued interest under this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Holder, by written notice to the Company, may rescind and annul any acceleration and its consequences.

                                   ARTICLE IV
                                   DEFINITIONS

          Section 4.1 Definitions. The following terms shall have the meanings set forth below:

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California are authorized or obligated to close.

          "Company Business" means the design, development, marketing, sales, service or support of software or services that provide online surveys, search-engine management, bid management, enterprise analytics, web analytics, analysis of online behavior, internet search or content management or analyses or management of online promotions, as well as any related business, product or service under active consideration by the Company or any of its Subsidiaries or by Visual Sciences, LLC or any of its Subsidiaries as of the date of transfer of this Note.

          "Dollars" and "$" means lawful money of the United States of America.

          "Indebtedness" means, as to any Person at a particular time, without duplication:

          (a)  all obligations of such Person for borrowed money;

          (b)  all capitalized lease obligations of such Person; and

          (c)  all guarantees of such Person in respect of any of the foregoing.

          "Note" means this Senior Note of the Company, as modified and supplemented and in effect from time to time.

          "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

          "Permitted Indebtedness" means, as to any Person at a particular time, without duplication:

          (a)  the Indebtedness created under the Notes;

          (b) all purchase money financing or capitalized leases for equipment, vehicles or other tangible personal property utilized in the Company's business;

          (c)  all accrued expenses and trade accounts payable;

          (d) all Indebtedness incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes);

          (e) all Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of the Company's business;

          (f) all other Indebtedness not to exceed at any one time outstanding $1,000,000 (One Million Dollars) in the aggregate; and

          (g) any and all renewals, extensions, replacements, refinancings or refundings of any of the foregoing that do not increase the principal amount of such Indebtedness.

          "Subsequent Offering" means an underwritten public offering by the Company of its Common Stock for its own account, registered under the Securities Act of 1933, as amended

(other than pursuant to a registration on Form S-4 or any successor form or Form S-8 or any successor form).

          "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                                    ARTICLE V
                                  MISCELLANEOUS

          Section 5.1 Delay or Omission Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          Section 5.2 Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

          Section 5.3 Successors. All agreements of the Company in this Note shall bind its successors and assigns. All agreements of the Holder in this Note shall bind, and this Note shall inure to the benefit of, the Holder and its successors and permitted assigns.

          Section 5.4 Amendment, Modification or Waiver. No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

          Section 5.5 Waivers. The Company waives demand, presentment for payment, notice of dishonor, protest, notice of protest and notice of non-payment of this Note.

          Section 5.6 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

               if to the Company, to:

               WebSideStory, Inc.
               10182 Telesis Court, 6th Floor
               San Diego, CA 92121
               Attention: General Counsel
               Facsimile: (858) 546-0480
               if to the Holder, to the address set forth in the register for this Note maintained pursuant to Section 2.3 hereof;

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 5.6. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the first Business Day after the date when sent, (iii) in the case of mailing, on the third Business Day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

          Section 5.7 Captions. The section and subsection headings of this note are inserted for convenience only and shall not constitute a part of this note in construing or interpreting any provision hereof.

          Section 5.8 Costs of collection. The company agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this note in endeavoring to collect any amounts payable hereunder which are not paid when due.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

                                        WEBSIDESTORY, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------